Exhibit 10.20

STOCK OPTION GRANT PURSUANT TO THE
MOSYS, INC. 2010 EQUITY INCENTIVE PLAN

Date of Grant (“Grant Date”):  November 1, 2011

Leonard Perham (the “Optionee”):

MoSys, Inc., a Delaware corporation (the “Company”), has granted to Optionee, an option (“Option”) to purchase a total of 200,000 fully paid, nonassessable shares (“Shares”) of common stock of the Company, par value $0.01 per share (“Common Stock”), at the price set forth herein, and in all respects subject to the terms, definitions and provisions of the Company’s 2010 Equity Incentive Plan (“Plan”).  The terms and provisions of the Plan are incorporated herein by reference and all capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Plan, and in the event of any conflict between the terms and provisions herein and those of the Plan, the terms and provisions of the Plan, including, without limitation, the powers of the Committee thereunder, shall prevail and be controlling.

THE DETAILS OF YOUR OPTION ARE AS FOLLOWS:

1.                                       Nature Of The Option

The Option is intended to be a Nonstatutory Option.

2.                                       Option Price

The exercise price of the Option (“Option Price”) is $3.54 for each Share.

3.                                       Vesting And Exercise Of Option

a.                                       Subject to the Optionee’s continued employment or other association with the Company, the Option will vest and become exercisable as to 1/24th of the Shares on each monthly anniversary of November 1, 2011 (“the Vesting Commencement Date”); provided that in the event of a Corporate Transaction, this Option automatically will vest and become exercisable in full immediately prior to the consummation of the Corporate Transaction.

b.                                      “Corporate Transaction” means:

MoSys, Inc.   3301 Olcott Street, Santa Clara, CA 95054    Tel: 408.418.7500   Fax: 408.418.7501  www.mosys.com

(i) an acquisition after the Grant Date by an individual, an entity or a group in one or more related transactions (excluding the Company or an employee benefit plan of the Company or a corporation controlled by the Company’s stockholders) of 45 percent or more of the outstanding shares of Common Stock or the Company’s voting securities; or

(ii) the consummation of a complete liquidation or dissolution of the Company or a merger, consolidation, reorganization or sale of all or substantially all of the Company’s assets (collectively, a “Business Combination”) other than a Business Combination in which (i) the stockholders of the Company receive 50 percent or more of the stock of the corporation resulting from the Business Combination, (ii) at least a majority of the board of directors of such resulting corporation were incumbent directors of the Company immediately prior to the consummation of the Business Combination, and (iii) after which no individual, entity or group (excluding any corporation or other entity resulting from the Business Combination or any employee benefit plan of such corporation or of the Company) who did not own 45 percent or more of the stock of the resulting corporation or other entity immediately before the Business Combination owns 45 percent or more of the stock of such resulting corporation or other entity.

c.                                       In the event of the Optionee’s death, disability or other termination of employment, the Option shall be exercisable in the manner and to the extent provided in Section 6.3 of the Plan.

d.                                      No fraction of a Share shall be purchasable or deliverable upon exercise, but in the event any adjustment of the number of Shares covered by the Option shall cause such number to include a fraction of a Share, such number of Shares shall be adjusted to the nearest smaller whole number of Shares.

e.                                       In order to exercise any portion of this Option which has vested, the Optionee should complete the transaction through their on-line ETRADE.com account.  For exercises transacted through a different brokerage account, Optionee shall notify the Company in writing of the election to exercise the Option and the number of Shares in respect of which the Option is being exercised, by executing and delivering the Notice of Exercise of Stock Option in the form attached hereto as Appendix I.  The certificate or certificates representing Shares as to which this Option has been exercised shall be registered in the name of the Optionee.

4.                                       Non-Transferability Of Option

This Option may not be transferred other than by will or by the laws of descent and distribution; provided, however, that the Optionee may transfer the Option to a family member if the transfer has first been approved by the Committee, acting in its sole discretion, is without payment and otherwise complies with the terms and conditions set forth in Section 6.4 of the Plan.  The terms of this Option shall be binding upon the executors, administrators, heirs and successors of the Optionee.

5.                                       Method Of Payment

Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

a.                                       cash;

b.                                      check, cashier’s check, certified check or wire transfer;

c.                                       as long as there is a public market for the Common Stock on the date of exercise, by delivery of a sell order to a broker for the shares being purchased and an agreement to pay (or have the broker remit payment for) the purchase price of the shares being purchased on or before the settlement date for the sale of such shares to the broker; or

d.                                      as long as there is a public market for the Common Stock on the date of exercise, by surrender of shares of Common Stock, provided that if such shares were acquired upon exercise of an Incentive Option, the Optionee must have first satisfied the holding period requirements under Section 422(a)(1) of the Internal Revenue Code of 1986, as amended (the “Code”).  In this case payment shall be made as follows:

i.                                          The Optionee shall deliver to the Secretary of the Company a written notice which shall set forth the portion of the purchase price the Optionee wishes to pay with Common Stock, and the number of shares of such Common Stock the Optionee intends to surrender pursuant to the exercise of this Option, which shall be determined by dividing the aforementioned portion of the purchase price by the closing price per share of the Common Stock of the Company, as reported on the Nasdaq Global Market (or on any other national securities exchange or other established market on which the Common Stock is then listed), on the last business day immediately preceding the date of exercise of the Option, as determined by the Committee;

ii.                                       Fractional shares shall be disregarded and the Optionee shall pay in cash an amount equal to such fraction multiplied by the price determined under subparagraph (i) above;

iii.                                    The written notice shall be accompanied by a duly endorsed blank stock power with respect to the number of Shares set forth in the notice, and the certificate(s) representing said Shares shall be delivered to the Company at its principal offices within three working days from the date of the notice of exercise;

iv.                                   The Optionee hereby authorizes and directs the Secretary of the Company to transfer so many of the Shares represented by such certificate(s) as are necessary to pay the purchase price in accordance with the provisions herein; and

v.                                      Notwithstanding any other provision herein, the Optionee shall only be permitted to pay the purchase price with shares of Common Stock owned by him as of the exercise date in the manner and within the time periods allowed under 17 CFR Section 240.16b-3 promulgated under the Securities Exchange Act of 1934, as amended

(“Exchange Act”), as such regulation is presently constituted, as it is amended from time to time, and as it is interpreted now or hereafter by the Securities and Exchange Commission.

Furthermore, in all events, the Optionee’s selection of means of payment of the exercise price is subject to the Optionee’s compliance with the Company’s Insider Trading Policy.

6.                                       Adjustments Upon Changes in Capitalization and Corporate Transactions

The number of Shares covered by this Option, and the per share Option Price of this Option, are subject to adjustment in accordance with the provisions of Section 8 of the Plan in the event of certain changes in the capitalization or organization of the Company.  In the event of a Corporate Transaction, the Committee, in its sole and absolute discretion, may take any one or more of the actions set forth in Section 8.4 of the Plan with respect to the Option.

7.                                       Term Of Option

This Option may not be exercised more than six years from the date of grant of this Option, as set forth above, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

8.                                       No Employment Contract

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ or other service with the Company or any Affiliate or shall interfere with or restrict in any way the rights of the Company (or any Affiliate), which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without cause, subject to the provisions of applicable law.  This is not an employment contract.

9.                                       Income Tax Withholding

a.                                       The Optionee authorizes the Company to withhold in accordance with applicable law from any compensation payable to him or her any taxes required to be withheld by Federal, state or local laws as a result of the exercise of this Option in accordance with Section 9.7 of the Plan.  The Optionee further authorizes the Company to satisfy the applicable withholding requirement upon such an exercise, in whole or in part, by having the Company withhold a number of Shares having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction and sell those Shares into the public market through a broker transaction with the net proceeds remitted to the Company.  All elections shall be irrevocable, made in writing, signed by the Optionee, and shall be subject to any restrictions or limitations that the Committee deems appropriate. The Optionee agrees to notify the Company immediately in the event of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of the shares acquired upon exercise of an Incentive Option.  Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the exercise of this Option, or a disqualifying disposition of the shares acquired upon exercise of an Incentive Option, the Optionee agrees to pay the Company the amount of such deficiency in cash within five days after receiving a written demand from the Company to do so, whether or not Optionee is an employee of the Company at that time.

b.                                      At such time as the Optionee is required to pay to the Company an amount with respect to tax withholding obligations as set forth in Section 9.7, the Optionee may elect prior to the date the amount of such withholding tax is determined to make such payment, or such increased payment as the Optionee elects to make up to the maximum federal, state and local marginal tax rates (including any related FICA obligation) applicable to the Optionee and the particular transaction in accordance with the provisions of Section 9.7 of the Plan.

c.                                       Any adverse consequences incurred by an Optionee with respect to the use of shares of Common Stock to pay any part of the Option Price or of any tax in connection with the exercise of the Option, including, without limitation, any adverse tax consequences arising as a result of a disqualifying disposition within the meaning of Section 422 of the Code, shall be the sole responsibility of the Optionee.

10.                                 Conditions Upon Issuance of Shares

Shares shall not be issued with respect to the Option unless the exercise of the Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or public trading market upon which the Shares may then be listed, and may be further subject to obtaining an opinion of counsel for the Company with respect to such compliance. As a condition to the exercise of the Option, the Company may require the Optionee to render such representations and warranties as the Company may deem necessary or appropriate for compliance with applicable securities laws, rules and regulations, including but not limited to the representation that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.  All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  If the Company so requests in connection with any underwritten public offering of securities, the Optionee (a) shall not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of any Shares during a period not to exceed 180 days commencing on the effective date of the registration statement relating to such offering, without the prior written consent of the Company or the managing underwriter of the offering, and (b) shall agree in writing to the foregoing restrictions in one or more written instruments as the Company may request from time to time.

11.                                 Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the Optionee, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Financial Officer, or to such other address or telecopier number or electronic mail address, as the case may be, as the addressee may have designated by written notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; (iii) in the case of facsimile transmission, when confirmed by facsimile machine report; and (iv) in the case of electronic mail, when directed to an electronic mail address at which the receiving party has consented to receive notice, provided, that such consent is deemed revoked if the sender is unable to deliver by electronic transmission two consecutive notices and such inability becomes known to the secretary or assistant secretary of the Company or to the transfer agent, or other person responsible for giving notice.

MoSys, Inc.

/s/ James W. Sullivan

By: James W. Sullivan
Its: Chief Financial Officer
Duly authorized on behalf of the Board of Directors

The Optionee acknowledges receipt of copies of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Option grant.  The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

/s/ Leonard Perham
Optionee

Date: November 27, 2011